Exhibit 99.1

May 4, 2023

Dear Fellow Shareholders: We are pleased to report the financial results of the first quarter of 2023. Consolidated net income for the first quarter was $2.98 million, or $0.66 per share compared to $2.48 million, or $0.55 per share, for the same period in 2022, an increase of $495 thousand, or 20.0%. Total assets were $1.36 billion as of March 31, 2023, compared to $1.23 billion as of March 31, 2022, an increase of $128.5 million, or 10.4%. Asset growth was primarily driven by loans. Total loans outstanding as of March 31, 2023, were $976.6 million, which included $2.8 million in loans held for sale, compared to $831.0 million as of March 31, 2022, with $2.3 million in loans held for sale, and increase of 17.5%.
Total deposits were $1.23 billion as of March 31, 2023, and include $108.0 million of purchased brokered deposits compared to $1.31 billion as of March 31, 2022 with no purchased deposits. The utilization of purchased brokered deposits provides an additional source of funds to bridge funding needs as we seek to grow our core deposits. Also, advances from the Federal Home Loan Bank totaling $45.1 million were outstanding as of March 31, 2023, compared to no outstanding advances as of March 31, 2022.
Since our last writing, Silicon Valley Bank and Signature Bank failed, with the FDIC guarantying both insured and uninsured deposits. These banks were victims of classic “bank runs” where depositors withdrew large sums anticipating insolvency, exhausting each bank’s short-term liquidity rendering them unable to meet depositor demands. These were large regional niche banks specializing in catering to start up businesses, venture capital clients, and the cryptocurrency industry.
These failures spotlighted two separate concerns about the banking industry. The first is the vulnerability of banks with large exposures to uninsured deposits. The two failed banks were carrying 90% or more of deposits not insured by the FDIC. In contrast, only 28.5% of the deposits held at Union Bank at quarter end were not insured by the FDIC.
The second issue illuminated by the bank failures was the status of most bank’s bond portfolios. During the Covid Pandemic, fiscal and monetary policy initiatives expanded the money supply in the US economy. These funds found their way onto bank balance sheets. These surges in deposits outpaced the industry’s ability to identify and fund quality loans. As a result, banks invested excess funds in bonds when interest rates were quite low. With the recent sharp increase in interest rates, the market value of bank’s bond portfolios has declined, resulting in unrealized losses in their bond portfolios. Union is no exception and also has unrealized losses in our bond portfolio, most of which return monthly cash flow over time. We have ample sources of liquidity to fund our current and future cash needs including customer deposits, brokered deposits, and other borrowings. We will use these sources strategically to manage our funding costs, which will be challenging this year.
In response to the recent bank failures the Federal Reserve has implemented programs to ensure that US depository institutions have adequate access to liquidity to meet their depositors needs. We continue to evaluate these programs and have not needed to access them. We have managed our company through good times and bad, and are confident in our ability serve our communities into the future.
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 4, 2023, to shareholders of record as of April 29, 2023.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)				Union Bankshares, Inc.

							DIRECTORS	OFFICERS
							Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	March 31, 2023	March 31, 2022	March 31, 2023		March 31, 2022	March 31, 2023	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

							Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)
							Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,340	$5,047	Interest Income	$13,044	$9,726
							Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
							Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	17,479	45,755	Interest Expense	3,069	763		David S. Silverman
			Net Interest Income	9,975	8,963		Janet P. Spitler
Interest Bearing Deposits in Banks	16,428	14,192
			Credit Loss Expense	90	—
Investment Securities	276,767	273,424	Net Interest Income After Credit Loss Expense	9,885	8,963		Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	2,849	2,349
			Wealth Management Income	211	209		DIRECTORS
Loans, net	973,767	828,614	Noninterest Income	1,950	1,846		Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
							Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,934)	(8,336)	Noninterest Expenses:				Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,502	3,410		Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,256	21,320					Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,377	1,305		Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	57,103	51,178					Gregory D. Sargent	Christopher M. Knapp - Northern NH
							David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,362,055	$1,233,543	Occupancy Expense, net	578	527		Janet P. Spitler	Justin P. Lavely - St. Johnsbury
								Daniel J. Luneau - St. Albans
			Equipment Expense	897	916			Samuel H. Ruggiano - St. Albans
								Christine A. Sheley - Northern NH
								David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2023	March 31, 2022	Other Expenses	2,256	1,956
							Union Bank Offices (ATMs at all Branch Locations)
			Total	8,610	8,114
Noninterest Bearing Deposits	$262,488	$303,077
			Income Before Taxes	3,436	2,904		VERMONT
Interest Bearing Deposits	709,401	726,864
							Berlin	1028 US Route 302	802.476.0061
Time Deposits	254,089	104,303	Income Tax Expense	459	422		Fairfax	Jct. Routes 104 & 128	802.849.2600
							Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	45,106	—	Net income	$2,977	$2,482		Jeffersonville	5062 VT Route 15	802.644.6600
							Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,213	16,179	Earnings per share	$0.66	$0.55		Johnson	198 Lower Main Street	802.635.6600
							Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	14,166	13,703	Book Value Per Share	$13.44	$15.45		Morrisville	20 Lower Main Street	802.888.6600
								65 Northgate Plaza	802.888.6860
Common Stock	9,965	9,937					Shelburne	5068 Shelburne Road	802.985.0250
							St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,353	1,878					St. Johnsbury	Operations and Loan Center
Retained Earnings								364 Railroad Street	802.748.3131
	86,060	79,259						Branch
Accumulated Other Comprehensive (loss) Income	(33,514)	(17,426)						325 Portland Street	802.748.3121
							Stowe	47 Park Street	802.253.6600
							Williston	Branch
Treasury Stock at Cost	(4,272)	(4,231)						31 Market St	802.878.7900
								Loan Center
Total Liabilities & Shareholders' Equity	$1,362,055	$1,233,543						31 Market St	802.865.1000
Standby letters of credit were $1,542,000 and $2,143,000 at March 31, 2023 and 2022, respectively.							NEW HAMPSHIRE
							Groveton	3 State Street	603.636.1611
							Littleton	263 Dells Road	603.444.7136
								76 Main Street	603.444.5321
							Lincoln	135 Main Street	603.745.4000
							North Conway	Commercial Loan Center
								2541 White Mountain Hwy	603.662.9408